UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      DECEMBER 6, 2010 (NOVEMBER 30, 2010)

                            INKSURE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE              000-24431              84-1417774
              --------              ---------              ----------
    (State or other jurisdiction   (Commission           (IRS Employer
          of incorporation)         File Number)       Identification No.)

            P.O. BOX 7006, AUDUBON, PENNSYLVANIA              19407
            ------------------------------------              -----
          (Address of principal executive offices)         (Zip Code)

                                +(972) 8936 5583
                                ----------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment No. 1 on Form 8-K/A amends and restates the original Current Report on Form 8-K as filed by InkSure Technologies, Inc. with the Securities and Exchange Commission on July 26, 2010, by adding the Mediator's decision, which was rendered after the filing of the original report.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 25, 2010, our wholly-owned subsidiary, InkSure Ltd. ("InkSure") entered into a settlement and release agreement (the "Settlement Agreement") with Vuance Ltd. (previously known as SuperCom Ltd., and the former owner of InkSure, hereinafter: "SuperCom", and collectively with InkSure, the "Defendants") and with Secu-System Ltd., an Israeli company ("Secu-System" or "Plaintiff") in order to settle a dispute that had arisen between the parties more than 10 years ago.


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Pursuant to the Settlement Agreement the Defendants were required to pay to the
Plaintiff an aggregate amount between NIS1,500,000 and NIS2,000,000, with the exact amount (the "Settlement Amount") to be determined by the mediator, the honorable, Uri Goren, the retired President of the Tel Aviv District Court (the "Mediator"), as follows:

- Each of InkSure and SuperCom shall be responsible, severally but not jointly, to pay 50% of the Settlement Amount;

- Within 10 business days after the execution of the Settlement Agreement, InkSure shall deposit 50% of the Settlement Amount in trust with the trustee, Adv. David Moshevics (the "Trustee");

- SuperCom shall deposit its 50% of the Settlement Amount with the Trustee in 10 equal monthly installments, commencing on the first calendar month after the execution of the Settlement Agreement;

- SuperCom's payments shall carry linkage differentials and an annual interest at the rate of a 4% per annum;

- Should SuperCom fail to pay any of the monthly installments within 7 days of its due date, its entire share of the Settlement Amount shall become immediately due.

The Agreement shall become effective upon the occurrence of each of the following conditions:

- After SuperCom shall deposit its entire share of the Settlement Amount with the Trustee and the Trustee shall transfer the entire Settlement Amount to Plaintiff's counsel; or

- At the Plaintff's option, upon a written notice from the Plaintiff to Defendants, notifying them that Plaintiff decided to regard the Settlement Agreement as effective (at which case the Trustee shall immediately transfer to Plaintiff the entire amount held by him at such time, and the parties will notify the Court. In such case Plaintiff shall remain entitle to the entire Settlement Amount.)

- Should SuperCom fail to timely pay any of the monthly installments and the balance of the Settlement Amount shall become immediately due, Plaintiff may declare that the Settlement Agreement did not become effective, at which case the proceedings in the case shall continue with each party maintains its respective rights and claims.

On November 30, 2010, the Mediator rendered his decision awarding the Plaintiff and aggregate Settlement Amount of NIS 1,786,000 (approximately $484,931 at the official Bank of Israel exchange rate as of November 30, 2010), of which each of the defendants is required to pay one-half or NIS 893,000 (approximately $242,465 at the official Bank of Israel exchange rate as of November 30, 2010).

In accordance with the terms of the Settlement Agreement, Inksure shall deposit its share of the Settlement Amount in trust with the trustee, Adv. David Moshevics.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NO.   DOCUMENT

10.1 An English translation of the Settlement and Release Agreement dated as of July 25, 2010, by and among InkSure Ltd., Vouance Ltd. and Secu-System Ltd.

10.2 An English translation of the Mediator's decision dated November 30, 2010.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKSURE TECHNOLOGIES, INC.

Date: December 6, 2010

By: /s/ Tal Gilat
-----------------
Tal Gilat, President and Chief Executive Officer